SOSID: 1673242
Date Filed: 8/14/2018 11:14:00 AM
Elaine F. Marshall
North Carolina Secretary of State
C2018 222 01173

State of North Carolina
Department of the Secretary of State

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1. The name of the corporation is: Alternative Fuel Technologies, Inc.

2. The text of each amendment adopted is as follows (*State below or attach*):

   Item 4 of the Articles is changed to: The number of shares the corporation is authorized to issue is: 100,005,000,000.

   Common: 100,000,000,000 shares with a par value of $0.001 per share; Preferred: 5,000,000 shares with a par value of $1 per share with a voting right of 80%.

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

4. The date of adoption of each amendment was as follows: August 10, 2018

5. (Check either a, b, c, or d, whichever is applicable)

   a. ☐ The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.

   b. ☐ The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

   c. ☐ The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (*set forth a brief explanation of why shareholder action was not required.*)

   d. ☑ The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

6. These articles will be effective upon filing, unless a delayed time and date is specified:

____

____

This the 10 day of August, 20 18

Alternative Fuel Tecnologies, Inc.
Name of Corporation

Signature

Haining Zhang, President
Type or Print Name and Title

NOTES:
1. Filing fee is $50. This document must be filed with the Secretary of State.